CERTAIN PORTIONS OF THE EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND ALL NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

MASTER BROKER AGREEMENT

This Agreement (hereinafter referred to as the “Agreement”)  is entered  into as  of August 15, 2007 by and between Royal Spring Water (hereinafter referred to as the “Client”), 14553 Delano St., Van Nuys, CA 91411 and Tank LLC, 468 North Camden Drive, 2nd Floor, Beverly Hills, California (hereinafter referred to as the “Broker”.

WITNESSETH

WHEREAS,  Client is in the business of, among other things, the marketing and sales of Rhythm Structured Water and other products; and

WHEREAS,  Client is desirous of retaining the services of a Master Broker; and

WHEREAS, Broker is desirous of developing, consulting and brokerage services for Client for the mutual benefit of both parties;

NOW, therefore, in consideration of the above premises, the mutual promises and covenants herein contained, and for other goods and valuable consideration, the sufficiency of which is hereby openly acknowledged and conferred by the parties hereto, it is hereby agreed as follows:

1.	Broker will provide exclusive consulting and brokerage services for Client as follows: Broker will identify and establish a network of highly qualified Sub-Brokers Sub Distributors and target top retailers and buyers for solicitation and placement of Client product by Broker.

2.	Client agrees to pay Broker as follows for the services set forth herein;

                                  (A)  A deferred, discounted monthly fee of $*|||||||||||||||||| payable as follows:
                               *|||||||||||||| on execution of this Agreement
                               *|||||||||||||| on September 15, 2007
                               *|||||||||||||| on October 15, 2007
                               *|||||||||||||| on November 15, 2007
                               *|||||||||||||| on December 15, 2007
                               *|||||||||||||| on January 15, 2007 and monthly thereafter until Agreement is terminated per conditions contained herein.

This fee will is recoupable by the Client from the Brokers commission of Five Percent (5%) of Gross Sales. Such commission to be paid with in 2 business days of Client receiving the funds.

(B)	Subject to prior approval, all reasonable and customary out-of-pocket expenses such as travel, meals, shipping, etc. shall be billed NET to Client and paid on receipt of Broker invoice and documentation.

Client acknowledges that Broker shall receive reasonable and customary commissions from Sub-Brokers and/or Distributors retained by Broker or Client as relates to the services as outlined herein.

3.	This agreement shall be governed by and interpreted in according with the laws of California.

4.
All notices, offers, acceptances, waivers and other acts under this agreement shall be in writing, and shall be sufficiently given if delivered to the address in person, or
E-Mail, or postage pre-paid by certified or registered mail, to the parties at their address set forth herein, which shall be effective immediately if deliveries in person or by
E-Mail, and three days after deposit in the US Mail.

5.
It is mutually understood by the parties hereto that the products as set forth herein produced by the efforts of the Broker, as set forth herein, shall be under the exclusive control of and solely owned by Client.

6.
Each party agrees to indemnify, defend, and hold harmless the other party against any liabilities, damages, losses, and costs (including reasonable attorney's fees) incurred by the indemnified party arising from the breach of any representation, warranty, covenant, obligation or agreement set forth herein. Each party hereby agrees to promptly notify the indemnifying party in writing of any identifiable claim. The indemnified party shall cooperate in all reasonable respect with the indemnifying party and its attorneys in the investigation, trial, defense and settlement of any such claim and any appeal. The indemnifying party hereby agrees and acknowledges that the indemnified party may, through its attorneys or otherwise, at its own cost and expense, participate in any such investigation, trial, defense and settlement that is being conducted by the indemnifying party. No settlement of a claim shall be entered into without the consent of the indemnified party if the settlement would obligate that party, which consent will not be unreasonably withheld.

7.	This agreement contains the entire understanding among the parties and supersedes any prior understanding or agreement, oral or written.

8.	This agreement may not be assigned to any third party or parties without written agreement of the parties hereto.

9.
This agreement may be terminated for cause by either party for a breach of the contracts and promise contained herein; however prior thereto, the parties shall use their best efforts, in good faith, to remedy any such breach.  Notice of any breach must first be communicated to the particular party to remedy any alleged breach, prior to termination of this agreement for cause.

10.	Either party may cancel this agreement without cause with thirty (30) days notice by certified mail.

*- THIS INFORMATION HAS BEEN REDACTED FROM THIS AGREEMENT BASED UPON THE COMPANY’S REQUEST FOR CONFIDENTIAL TREATMENT OF SUCH INFORMATION. ALL NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

IN WITNESS WHEREOF, the parties hereto have executed this agreement on
August 15, 2007.

By: /s/Tank                                                                               By:_________________________
Tank, LLC                                                                                  Royal Spring Water